Exhibit 10.7

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is executed as of January 31, 2008, by and among WuXi PharmaTech (Cayman) Inc., a Cayman corporation (“WuXi”), Paul (US) Holdco, Inc., a Delaware corporation and wholly owned subsidiary of WuXi (“Holdco”), Paul Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (the “Subsidiary”), and AppTec Laboratory Services, Inc., a Delaware corporation.

RECITALS

WHEREAS, WuXi, Holdco, the Subsidiary and the Company have entered into that certain Agreement and Plan of Merger dated as of January 3, 2008 (the “Merger Agreement”); and

WHEREAS, WuXi, Holdco, the Subsidiary and the Company desire to amend the Merger Agreement in the manner set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2. Amendment to Company Stockholder Indemnification. Section 8.2(a) of the Merger Agreement is deleted in its entirety and amended and restated as follows:

(a) Company Stockholder Indemnification.

Subject to each of the limitations set forth in this Article 8, the Company Stockholders shall indemnify WuXi, Holdco and their affiliates and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Buyer Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of any loss (including diminution in value), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of Third Party Claims (including interest, penalties, reasonable attorneys’, accountants’ and other professionals’ fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, “Losses” and individually, a “Loss”) which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i) any misrepresentation or the breach of any representation or warranty made by the Company contained in or made in writing pursuant to this Agreement;

(ii) the breach of any covenant or agreement by the Company set forth herein or made pursuant to this Agreement;

(iii) all Liabilities of the Company arising from or relating to the Closing Transaction Expenses; or

(iv) any item set forth on Schedule 2.12 of the Disclosure Letter, as amended or supplemented.

3. No Other Amendments. Except as specifically set forth herein, no amendments or modifications to the Merger Agreement are hereby effected, and the Merger Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties have caused this First Amendment to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

WUXI PHARMATECH (CAYMAN) INC.

By:	/s/ Ge Li
Name:	Ge Li
Title:	Chairman & CEO

PAUL ACQUISITION CORPORATION

By:	/s/ Edward Hu
Name:	Edward Hu
Title:	President

PAUL (US) HOLDCO, INC.

By:	/s/ Edward Hu
Name:	Edward Hu
Title:	President

APPTEC LABORATORY SERVICES, INC.

By:	/s/ Bonita L Baskin
Name:	Bonita L Baskin
Title:	CEO

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